LETTER OF ACCEPTANCE

             To Tender Limited Partnership Interests

                                of

    DECADE COMPANIES INCOME PROPERTIES--A LIMITED PARTNERSHIP

                Pursuant to the Offer to Purchase
                      Dated October 24, 1996


THIS OFFER, THE PRORATION PERIOD, AND WITHDRAWAL RIGHTS EXPIRE AT
12:00 MIDNIGHT, MILWAUKEE TIME, ON NOVEMBER 22, 1996, UNLESS
EXTENDED.


To:  Decade Companies Income Properties--A Limited Partnership
     250 Patrick Boulevard
     Suite 140
     Brookfield, Wisconsin  53045-5864

(This Letter of Acceptance may be delivered to Decade Companies Income Properties--A Limited Partnership, by mail or by hand delivery at the above address, or by facsimile transmission to it at (414) 792-0808. The Letter of Acceptance will be deemed to be received at the time of actual receipt at the offices of Decade Companies Income Properties--A Limited Partnership.)


Ladies and Gentlemen:

The undersigned





is the Limited Partner of record and the owner of limited partnership interest (the "Interests") of Decade Companies Income Properties--A Limited Partnership (the "Partnership"). The undersigned hereby tenders to the Partnership (as set forth on page 3 of this Letter of Acceptance) in accordance with the terms and conditions of the Partnership's Offer to Purchase, dated October 24, 1996, (including the annexes thereto and this letter of acceptance) (collectively the "Offer"), receipt of which is hereby acknowledged.

Subject to, and effective upon, acceptance for payment of the Interests tendered herewith, the undersigned hereby sells, assigns and transfers to the Partnership all right, title and interest in and to all of the Interests that are tendered hereby, and the Partnership may redeem and cancel said Interests. After acceptance for payment of the Interests by the Partnership, the undersigned will have no right, title or interest in or with respect to the Interests tendered, other than the right to receive in cash the purchase price provided in the Offer of $402 per Interest, with such amount to be prorated in respect of fractional Limited Partnership Interests ("Fractional Interests"). The undersigned understands and acknowledges that the Partnership may prorate the amount of Interests accepted for purchase, as set forth in the Offer to Purchase, dated October 16, 1996.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the tendered Interests and that, when the same are accepted for payment, the Partnership will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claim. The undersigned understands that the Partnership will cancel said Interests. The undersigned will, upon request, execute any additional documents deemed by the Partnership to be necessary or desirable to complete the sale, assignment and transfer of the tendered Interests.

All authority conferred or agreed to be conferred in this Letter of Acceptance shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned. Except as stated in the Offer, this tender is irrevocable.

Unless otherwise indicated herein under "Special Payment Instructions," please issue the check for the purchase price in the name(s) of the registered holder(s) and at the address stated above. In the event that Special Payment Instructions are completed, please issue the check for the purchase price in the name of, and deliver said check to the person or persons at the address so indicated.

If you are going to tender your Interests, please sign exactly as your name(s) appear on page 1, above. See Instruction 4 before signing. If you own any Fractional Interests and decide to tender any Interests, such amount must be tendered so that the Limited Partner is left owning no Fractional Interests and at least three (3) Interests.

                                Owned       Tendered

Decade Companies Income Properties--
  A Limited Partnership        ___________  _______________

The payment date or dates will be determined at the sole discretion of the General Partner, but is expected to be 30 days after the Expiration Date of the Offer.

__________________________     __________   ____________________
(Limited Partner)              (Date)       Social Security # or
                                             Employer
                                             Identification #

__________________________     __________   ____________________
(Limited Partner)              (Date)       Social Security # or
                                             Employer
                                             Identification #

                   SPECIAL PAYMENT INSTRUCTIONS
                    (See Instructions 1 and 5)

                               To be completed only if payment
                               for Interests accepted for
                               purchase by the Partnership is to
                               be made to a person other than
                               the Limited Partner(s) and at the
                               address set forth at the
                               beginning of this Letter.

                               Name and/or address of payee
                               other than registered owner at
                               registered address:

     ____________________________________________________________
     Name (please print)

     ____________________________________________________________
     Address

     ____________________________________________________________
     (Include Zip Code)

     ____________________________________________________________
     (Tax ID or SS Number)

     Signature guarantee, if required.

     See Instruction 1.

     ____________________________________________________________
     (Name of Institution)

     ____________________________________________________________
     (Signature of Officer and Title)

     ____________________________________________________________
     (Date)

                           INSTRUCTIONS

         The Following Instructions Are Part of the Terms and Conditions of the Offer

1. Guarantee of Signature. No signature guarantee on this Letter of Acceptance is required unless payment is requested to be made to a person or persons or at an address different from that shown on the Letter of Acceptance. If payment is requested to be made to any other person or at any other address, all signatures on this Letter of Acceptance must be guaranteed by a federal or state chartered bank or savings and loan institution or by a broker-dealer that is a member of the New York Stock Exchange, Inc.

2. Delivery of Letter of Acceptance. This Letter of Acceptance must be delivered to the Partnership at the address and by any of the means specified in the Letter of Acceptance, and must be received by the Partnership prior to the Expiration Date as defined in the Offer. The method of delivery to the Partnership is at the election and risk of the Limited Partner. However, if delivery is by mail, the Partnership recommends registered mail with return receipt requested.

3. Form of Tender. No alternative, conditional or contingent tenders will be accepted. If a Limited Partner tenders less than all of his Interests, only whole Interests may be retained by such Limited Partner and a minimum of three (3) Interests must be retained. Fractional Interests will be purchased only to the extent that the tendering Limited Partner tenders either all of his Interests or after such redemption he or she owns a minimum of three (3) Interests and no other Fractional Interests. All tendering Limited Partners, by execution of this Letter of Acceptance (or a facsimile thereof), waive any right to receive any notice of the acceptance of their Interests as a condition thereto and understand the Partnership may prorate its purchases.

4. Signatures on Letter of Acceptance. If this Letter of Acceptance is signed by the registered holder of the Interests tendered hereby, the signature must correspond with the name as shown at the beginning of the Letter of Acceptance. If any of the Interests tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Acceptance. At the General Partner's sole discretion, the Partnership may accept the signature of one joint owner, provided that by executing this document such Limited Partner hereby agrees to indemnify the Partnership from claims made by the other joint owners concerning the Interests.

     If any tendered Interests are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Acceptance as there are different registrations. For example, two Letters of Acceptance would be required for Interests owned individually by Mr. X, and by Mr. and Mrs. X as joint tenants.

     If this Letter of Acceptance is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Partnership of their authority so to act must be submitted.

5. Special Payment Instructions. If a check is to be issued in the name of or at an address different than that shown at the beginning of the Letter of Acceptance, such instructions must be noted on the Letter of Acceptance and the signature of the tendering Limited Partner(s) must be guaranteed as provided in Instruction 1, above.

6. Waiver of Conditions. The Partnership reserves the absolute right to waive any of the specified conditions of the Offer in the case of Interests tendered.

7. Form W-9 Obligation. To prevent back-up federal income tax withholding equal to 31% of the payments made pursuant to the Offer, each Limited Partner, who is not exempt (e.g. a corporation), must provide a correct taxpayer identification number. A substitute Form W-9 is attached and should be completed by those Limited Partners who have not forwarded a taxpayer identification number. If a Limited Partner has already forwarded a Form W-9 (or substitute), you do not need to send another Form W-9 to the Partnership.

8. Requests for Assistance. Questions and requests for assistance should be directed to the Partnership Manager, Mr. Michael G. Sweet, 250 Patrick Boulevard, Suite 140, Brookfield, Wisconsin 53045-5864 (phone: 414-792-9200)
     (facsimile 414-792-0808).

                       Substitute Form W-9

                       REQUEST FOR TAXPAYER
             IDENTIFICATION NUMBER AND CERTIFICATION

Name (If joint names, list first and circle the name of the person or entity whose number you enter in Part I below):

_____________________________________________

Business name

_____________________________________________

Please check appropriate box:

_____ Individual/Sole Proprietor  _____ Corporation
_____ Partnership  _____ Other ______________

Address (number, street, and apt. or suite no.)

_____________________________________________

City, State, and Zip Code

_____________________________________________

Requester's Name and Address:

Decade Companies Income Properties--A Limited Partnership
250 Patrick Blvd., Suite 140
Brookfield, WI  53045-5864


PART I - Taxpayer IDENTIFICATION NUMBER (TIN)

Enter your TIN in the appropriate box. For individuals, this is your social security number (SSN):______-______-________. OR
For other entities, it is your employer identification number
(EIN):______-______-________.


PART II - For Payees Exempt From Backup Withholding

Individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.
For a complete list of exempt payees, see the separate IRS
Instructions for the Requester of Form W-9.

If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding. Enter your correct TIN in Part I, write "Exempt" in
Part II, and sign and date this form. If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester a completed Form W-8, Certificate of Foreign Status.


PART III - Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

CERTIFICATION INSTRUCTIONS - You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of under reporting interest or dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, the acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.



Sign Here
Signature:______________________________ Date:___________________